As filed with the Securities and Exchange Commission on November 8, 2010
Registration No. 333-169741

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Travelport Limited
(Exact name of registrant parent guarantor as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	98-0505100 (I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

TDS Investor (Luxembourg) S.à.r.l.
(Exact name of registrant intermediate direct parent guarantor as specified in its charter)

Luxembourg (State or Other Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	98-0505096 (I.R.S. Employer Identification No.)

19, rue de Bitbourg
Luxembourg L-1273
Luxembourg

Waltonville Limited
(Exact name of registrant intermediate indirect parent guarantor as specified in its charter)

Gibraltar (State or Other Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	98-0505112 (I.R.S. Employer Identification No.)

57/63 Line Wall Road
Gibraltar

Travelport LLC
(Exact name of registrant issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	20-8662915 (I.R.S. Employer Identification No.)

Travelport
405 Lexington Avenue
New York, NY 10174

Travelport Inc.
*And the Subsidiary Guarantors listed below
(Exact name of registrant issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	20-8352702 (I.R.S. Employer Identification No.)

Travelport
405 Lexington Avenue
New York, NY 10174
(212) 915-9150
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric J. Bock, Esq.
Executive Vice President,
Chief Administrative Officer and General Counsel
Travelport
405 Lexington Avenue
New York, NY 10174
(212) 915-9150
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Gregory A. Fernicola, Esq.
Andrea L. Nicolàs, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000
(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price(1)	Fee
9% Senior Notes due 2016	$250,000,000	100%	$250,000,000	$17,825
Guarantees related to the 9% Senior Notes due 2016	N/A	N/A	N/A	N/A(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended. No separate fees are payable for this amendment.

(2)	No separate consideration is received for the guarantees, and, therefore, no additional fee is required.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

	State or
	Other	Primary
	Jurisdiction	Standard		Address, Including
	of	Industrial	I.R.S.	Zip Code
	Incorporation	Classification	Employer	of Registrant’s
	or	Code	Identification	Principal Executive
Name of Subsidiary Guarantors	Formation	Number	Number	Offices	Phone Number

Galileo Technologies, LLC	Delaware	4700	36-3751366	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
GTA North America, Inc.	Delaware	4700	42-1595566	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
OctopusTravel.com (USA) Limited	Delaware	4700	95-4830805	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
OWW2, LLC	Delaware	4700	20-5337455	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
Travel Industries, Inc.	Delaware	4700	84-0751209	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
Travelport, LP	Delaware	4700	43-1537250	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Travelport Holdings, LLC	Delaware	4700	20-8657242	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Travelport Holdings, Inc.	Delaware	4700	20-8657242	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
Travelport International Services, Inc.	Delaware	4700	36-4169692	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
Travelport Operations, Inc.	Delaware	4700	20-4141935	300 Interpace Parkway, Building C, Parsippany NJ 07054	973-939-1014
Worldspan LLC	Delaware	7374	26-4467904	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan BBN Holdings, LLC	California	7374	58-2607622	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan Digital Holdings, LLC	Delaware	7374	58-2611355	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan iJet Holdings, LLC	Delaware	7374	58-2645324	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014

	State or
	Other	Primary
	Jurisdiction	Standard		Address, Including
	of	Industrial	I.R.S.	Zip Code
	Incorporation	Classification	Employer	of Registrant’s
	or	Code	Identification	Principal Executive
Name of Subsidiary Guarantors	Formation	Number	Number	Offices	Phone Number

Worldspan Open Table Holdings, LLC	Georgia	7374	58-2611353	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan S.A. Holdings II, L.L.C.	Georgia	7374	58-2607619	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan South American Holdings LLC	Georgia	7374	58-2529667	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan Storemaker Holdings, LLC	Delaware	7374	58-2611361	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan Technologies Inc.	Delaware	7374	75-3125716	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan Viator Holdings, LLC	Delaware	7374	58-2611356	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
Worldspan XOL LLC	Georgia	7374	58-2530483	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014
WS Financing Corp.	Delaware	7374	75-3125720	300 Galleria Parkway, N.W., Atlanta GA 30339	973-939-1014

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-169741) is filed solely for the purpose of amending Exhibits 5.2, 5.3 and 5.4 to such Registration Statement and amending “Part II-Item 21. Exhibits and Financial Statement Schedules.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Each of the registrants, except as discussed below, are organized under the laws of the State of Delaware.

Delaware General Corporation Law.

Under the Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article SIXTH of, Travelport Inc., Travelport Operations, Inc. and Travelport Holdings, Inc.’s Articles of Incorporation provides that: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Article VIII of Travelport Inc., Travelport Operations, Inc. and Travelport Holdings, Inc.’s Bylaws provides that: Section 1 and Section 8.1, respectively. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Rights of Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2 and Section 8.2, respectively.  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3 and Section 8.3, respectively.  Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4 and Section 8.4, respectively.  Good Faith Defined.  For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers for the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the

Corporation as a director, officer, employee or agent. The provisions in Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 or 8.2, as the case maybe.

Section 5 and Section 8.5, respectively.  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 8.1 or 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6, and Section 8.6, respectively.  Expenses Payable in Advance.  Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7 and Section 8.7, respectively.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8 and Section 8.8, respectively.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director of officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

Section 9 and Section 8.9, respectively.  Certain Definitions.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10 and Section 8.10, respectively.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11 and Section 8.11, respectively.  Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12 and Section 8.12, respectively.  Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Paragraph 8 of Travelport International Services, Inc.’s Articles of Incorporation provides that: The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

Article VII, Section 7 of Travelport International Services, Inc.’s Bylaws provides that: The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

Article EIGHT of OctopusTravel.com (USA) Limited’s Articles of Incorporation provides that: The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be hereafter amended, any person who was or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is serving or served at any time, at the request of the Corporation as a director, officer, employee or agent of another corporation or other entity, against all loss suffered and expenses incurred by such person; provided, however, the Corporation shall not indemnify any person for a Proceeding initiated by him or her unless the Proceeding was authorized by the Board of Directors. The Corporation shall also indemnify its directors and officers for expenses incurred in connection with such Proceeding to the fullest extent permitted by Section 145(e) of the General Corporation Law as in effect on the date of this Certificate of Incorporation or as the same may be hereafter amended.

Article SEVENTH of GTA North America, Inc. provides that: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article IV of GTA North America, Inc. and OctopusTravel.com (USA) Limited’s Bylaws provides that: Each person who is or was a director or officer of the corporation (and the heirs, executors or administrators of such person) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted by applicable law. The right to indemnification conferred in this Article shall also include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. The right to indemnification conferred in this Article shall be a contract right.

The corporation may, by the action of its Board of Directors, provide indemnification to such employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by applicable law.

The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation or bylaws of the corporation, agreement, vote of shareholders or disinterested directors or otherwise.

Neither the amendment nor repeal of this Article nor the adoption of any provision of the certificate of incorporation or bylaws or any statute inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

Article VI of Travel Industries, Inc.’s Articles of Incorporation provides that: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VI to authorize Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely afoot any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VIII of Travel Industries, Inc.’s Bylaws provides that: Section 1. Scope. The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time, indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Section, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.  Advancing Expenses.  Expenses (including attorneys’ fees) incurred by a present or former director or officer of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by relevant provisions of the Delaware General Corporation Law; provided, however, the corporation shall not be required to advance such expenses to a director (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors, or (ii) who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such director, disclosure of confidential information in violation of such director’s fiduciary or contractual obligations to the corporation, or any other willful and deliberate breach in bad faith of such director’s duty to the corporation or its stockholders.

Section 3.  Liability Offset.  The corporation’s obligation to provide indemnification under this Article VIII shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the corporation, the indemnified party or any other person.

Section 4.  Continuing Obligation.  The provisions of this Article VIII shall be deemed to be a contract between the corporation and each director of the corporation who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 5.  Nonexclusive.  The indemnification and advancement of expenses provided for in this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise; both as to action in their official capacities and as to action in another capacity while holding such office. (ii) continue as to a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.  Other Persons.  In addition to the indemnification rights of directors, officers, employees, or agents of the corporation, the Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any other person made a party to any action, suit or proceeding who the corporation may indemnify under Section 145 of the Delaware General Corporation Law.

Section 7.  Definitions.  The phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time.

WS Financing Corp. and Worldspan Technologies Inc.’s Bylaws provide for indemnification by WS Financing Corp. and Worldspan Technologies Inc. of any director or officer (as such term is defined in the bylaws) of WS Financing Corp. and Worldspan Technologies Inc. or a constituent corporation absorbed in a consolidation or merger, or any person who, at the request of WS Financing Corp. and Worldspan Technologies Inc. or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, except to the extent that such indemnification is prohibited by law. The bylaws also provide that WS Financing Corp. and Worldspan Technologies Inc. shall advance expenses incurred by a director or officer in defending a proceeding prior to the final disposition of such proceeding. The board of directors, by majority vote of a quorum consisting of directors not parties to the proceeding, must determine whether the applicable standards of any applicable statute have been met. The bylaws do not limit WS Financing Corp.’s and Worldspan Technologies Inc.’s ability to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws. WS Financing Corp. and Worldspan Technologies Inc. may purchase insurance covering the potential liabilities of the directors and officers of WS Financing Corp. and Worldspan Technologies Inc. or any constituent corporations or any person who, at the request of WS Financing Corp. and Worldspan Technologies Inc. or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise.

Limitation of Liability:  Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. WS Financing Corp.’s and Worldspan Technology Inc.’s certificate of incorporation provides for such limitation of liability.

Delaware Limited Liability Company Act.

Section 18-303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of Travelport LLC are silent on indemnification provisions.

Article X of Galileo Technologies LLC’s Limited Liability Company Operating Agreement provides that: SECTION 10.1. Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of any Manger, any Member, or any officer, directors, stockholders, partners, employees, representatives or agents of either of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

SECTION 10.2.  Indemnification.  To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. Notwithstanding the foregoing, a Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to any claim, issue or matter in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.

SECTION 10.3.  Advancement of Expenses.  The Company may pay for in advance or reimburse the reasonable expenses, including reasonable attorneys’ fees, incurred by a Covered Person in such proceeding referred to in Section 10.2 in advance of the final disposition of such proceeding, or, where appropriate, may assume the defense of any such Covered Person at the Company’s expense upon the receipt by the Company of an undertaking by such Covered Person to repay any amounts so advanced if such Covered Person is ultimately determined not to be entitled to indemnification pursuant to Section 10.2 hereof.

SECTION 10.4.  Indemnification Not Exclusive.  The indemnification and advancement of expenses provided for in this Article X shall not exclude, limit or preclude any other rights to which any such Covered Person seeking indemnification or advancement of expenses may be entitled under the Act, any agreement or contract, any other applicable law or otherwise, and shall continue as to a Covered Person who has ceased to serve as a manager, officer, employee, agent, partner, trustee, or in any other indemnified capacity, and shall inure to the benefit of the heirs, executors, administrators of any such Covered Person.

SECTION 10.5.  Insurance.  The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against or incurred by such Covered Person in any capacity or arising out of his or her status as such, whether or not the Company has the obligation or power to indemnify such Covered Person against such liability pursuant to the provisions of this Article X, the Act, or otherwise.

SECTION 10.6.  Continuation of Indemnity.  The provisions of this Article X shall continue to apply to any proceeding specified in Section 10.2 made or commenced against any Covered Person who has ceased to be a Covered Person entitled to Indemnification hereunder and shall insure to the benefit of the estate, heirs and personal representatives of such Covered Person.

Worldspan iJet Holdings, LLC’s, Worldspan Viator Holdings, LLC’s, Worldspan Digital Holdings, LLC’s, Worldspan Storemaker Holdings, LLC’s and Worldspan, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification.

OWW2, LLC’s Limited Liability Company Operating Agreement provides that SECTION 10.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of any Manger, any Member, or any officer, directors, stockholders, partners, employees, representatives or agents of either of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

SECTION 10.2.  Indemnification.  To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. Notwithstanding the foregoing, a Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to any claim, issue or matter in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.

SECTION 10.3.  Advancement of Expenses.  The Company may pay for in advance or reimburse the reasonable expenses, including reasonable attorneys’ fees, incurred by a Covered Person in such proceeding referred to in Section 10.2 in advance of the final disposition of such proceeding, or, where appropriate, may assume the defense of any such Covered Person at the Company’s expense upon the receipt by the Company of an undertaking by such Covered Person to repay any amounts so advanced if such Covered Person is ultimately determined not to be entitled to indemnification pursuant to Section 10.2 hereof.

SECTION 10.4.  Indemnification Not Exclusive.  The indemnification and advancement of expenses provided for in this Article X shall not exclude, limit or preclude any other rights to which any such Covered Person seeking indemnification or advancement of expenses may be entitled under the Act, any agreement or contract, any other applicable law or otherwise, and shall continue as to a Covered Person who has ceased to serve as a manager, officer, employee, agent, partner, trustee, or in any other indemnified capacity, and shall inure to the benefit of the heirs, executors, administrators of any such Covered Person.

SECTION 10.5.  Insurance.  The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against or incurred by such Covered Person in any capacity or arising out of his or her status as such, whether or not the Company has the obligation or power to indemnify such Covered Person against such liability pursuant to the provisions of this Article X, the Act, or otherwise.

SECTION 10.6.  Continuation of Indemnity.  The provisions of this Article X shall continue to apply to any proceeding specified in Section 10.2 made or commenced against any Covered Person who has ceased to be a Covered Person entitled to Indemnification hereunder and shall insure to the benefit of the estate, heirs and personal representatives of such Covered Person.

Travelport Holdings, LLC’s Amended Certificate of Formation and Amended and Restated Limited Liability Company Operating Agreement are silent on indemnification.

Delaware Revised Uniform Limited Partnership Act.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Section 17-303 provides that a limited partner is not liable for the obligations of a limited partnership unless he or she is also a general partner or, in addition to the exercise of the rights and powers of a limited partner, he or she participates in the control of the business. However, if the limited partner does participate in the control of the business, he or she is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner.

Travelport, LP’s Amended and Restated Partnership Agreement is silent on indemnification.

California Limited Liability Company Act

Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

Worldspan BBN Holdings, LLC is a limited liability company organized under the laws of the State of California.

Worldspan BBN Holdings, LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

Georgia Limited Liability Company Act

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

Worldspan S.A. Holdings II, LLC, Worldspan Open Table Holdings, LLC, Worldspan XOL LLC and Worldspan South American Holdings LLC are limited liability companies organized under the laws of the State of Georgia.

Worldspan S.A. Holdings II, LLC, Worldspan Open Table Holdings, LLC, Worldspan XOL LLC and Worldspan South American Holdings LLC’s Certificate of Formation Limited Liability Company Agreement are silent on indemnification.

Companies Act 1981 of Bermuda.

Section 98 of the Companies Act 1981 of Bermuda (as amended) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Travelport Limited is incorporated under the laws of Bermuda.

Article 53 of Travelport Limited Bylaws provides that: 53.1 The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of all action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall. not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

53.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

Luxembourg’s Law on Commercial Corporations

Luxembourg’s Law on Commercial Corporations is silent on indemnification of officers, directors and managers. It does not establish any restrictions or guidance on indemnification of directors, corporate executives or managers.

TDS Investor (Luxembourg) S.à.r.l. is a société a responsibilité limitée incorporated under the laws of Luxembourg.

TDS Investor (Luxembourg) S.à.r.l.’s Articles of Incorporation are silent as to indemnification of its Managers, except Article 14 states that the manager(s) do not assume, by reason of its/their position, any personal liability in relation to commitments regularly made by them in the name of the company. They are authorized agents only and are therefore merely responsible for the execution of their mandate.

Gibraltar

Section 197 of the Companies Act 1930 of Gibraltar (as amended) provides that in a Gibraltar limited company the liability of the directors or managers, or of the managing director, may, if so provided by such company’s memorandum, be unlimited. It clarifies, however, that in a limited company in which the liability of a director or manager is unlimited, the directors or managers of the company (if any) and the member who proposes a person for election or appointment to the office of director or manager, shall add to that proposal a statement that the liability of the person holding that office will be unlimited, and the promoters, directors, managers and secretary (if any) of the company, or one of them, shall, before the person accepts the office or acts therein, give him notice in writing that his liability will be unlimited.

Section 204 of the Companies Act 1930 of Gibraltar (as amended) maintains that (other than as qualified below) any provision, whether contained in the articles of a Gibraltar company or in any contract with a Gibraltar company or otherwise, for exempting any director, manager or officer of the company, or any person (whether an officer of the company or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company, shall be void: albeit that a company may, in pursuance of any such provision as aforesaid, indemnify any such director, manager, officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 378 of the Companies Act 1930 of Gibraltar (as amended) in which relief is granted to him by the court.

Waltonville Limited is a corporation incorporated under the laws of Gibraltar.

Waltonville Limited’s current Memorandum of Association does not state that the liability of the directors or managers, the managing director (or any of them) is unlimited.

Article 38 of Waltonville Limited’s current Articles of Association states that the Directors, Managers, Secretary and other Officers or Servants for the time being of the Company acting in relation to any of the affairs of the Company, or every one of them shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they, or any of them, shall or may incur or sustain by reason of any contract entered into or act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective office, except such (if any) as they shall incur or sustain by or through their own wilful neglect or wilful default respectively, and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them, or for joining in any receipt for the sake of conformity or for any bankers or other persons with whom any moneys or effects belonging to the company shall or may be lodged or deposited for safe custody, or for any defect of title of the Company to any property purchased, or for any insufficiency or deficiency of or defect of title of the Company to any security upon which any moneys of or belonging to the Company shall be placed out or invested, or for any loss, misfortune or damage resulting from any such cause as aforesaid or which may happen in the execution of their respective office or in relation thereto, except the same shall happen by or through their own wilful neglect or wilful default respectively.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibits

Certain of the agreements included as exhibits to this prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit		Description	Incorporated by Reference To

1.1		Purchase Agreement, relating to the sale of the 9% Senior Notes due 2016, dated as of August 12, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as the representatives of the initial purchasers.	Exhibit 1.1 to the Current Report on Form 8-K of Travelport Limited, filed on August 18, 2010
2.1		Purchase Agreement by and among Cendant Corporation, Travelport Americas, Inc. (f/k/a Travelport Inc.), and Travelport LLC (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC), dated as of June 30, 2006.	Exhibit 2.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
2.2		Amendment to the Purchase Agreement among Cendant Corporation, Travelport Americas, Inc., (f/k/a Travelport Inc.) (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC) and Travelport Limited (f/k/a TDS Investor (Bermuda), Ltd.), dated as of August 23, 2006, to the Purchase Agreement dated as of June 30, 2006.	Exhibit 2.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
2.3		Agreement and Plan of Merger by and among Travelport LLC (f/k/a Travelport Inc.) Warpspeed Sub Inc., Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., Ontario Teachers Pension Plan Board and Blackstone Management Partners V, L.P., dated as of December 7, 2006.	Exhibit 2.3 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
2.4		Separation and Distribution Agreement by and among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 27, 2006.	Exhibit 2.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006
3	.1.	Certificate of Formation of Travelport LLC (f/k/a Travelport Inc.)	Exhibit 3.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.2.	Amended and Restated Limited Liability Company Agreement of Travelport LLC (f/k/a Travelport Inc.)	Exhibit 3.2 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.3.	Certificate of Incorporation of Travelport Inc. (f/k/a B2B Newco, Inc.)	Exhibit 3.69 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007

Exhibit		Description	Incorporated by Reference To

3	.4.	By-laws of Travelport Inc. (f/k/a B2B Newco, Inc.)	Exhibit 3.70 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.5.	Certificate of Incorporation of Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.)	Exhibit 3.3 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.6.	Memorandum of Association and By-laws of Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.)	Exhibit 3.4 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.7.	Certificate of Incorporation of Waltonville Limited	Exhibit 3.7 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.8.	Memorandum and Articles of Association of Waltonville Limited	Exhibit 3.8 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.9.	Articles of Incorporation of TDS Investor (Luxembourg) S.à.r.l.	Exhibit 3.5 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.10.	Certificate of Incorporation of Travelport Holdings, Inc.	Exhibit 3.83 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.11.	By-laws of Travelport Holdings, Inc.	Exhibit 3.84 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.12.	Certificate of Formation of OWW2, LLC	Exhibit 3.12 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.13.	Limited Liability Company Operating Agreement of OWW2, LLC	Exhibit 3.13 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.14.	Amended Certificate of Incorporation of Travelport International Services, Inc. (f/k/a Galileo International Services, Inc.)	Exhibit 3.14 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.15.	By-laws of Travelport International Services, Inc. (f/k/a Galileo International Services, Inc.)	Exhibit 3.15 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.16.	Certificate of Formation of Galileo Technologies LLC	Exhibit 3.31 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007

Exhibit		Description	Incorporated by Reference To

3	.17.	Limited Liability Company Agreement of Galileo Technologies, LLC	Exhibit 3.32 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.18.	Certificate of Incorporation of Travelport Operations, Inc. (f/k/a TDS Operations, Inc.)	Exhibit 3.81 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.19.	By-laws of Travelport Operations, Inc. (f/k/a TDS Operations, Inc.)	Exhibit 3.82 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.20.	Certificate of Incorporation of GTA North America, Inc.	Exhibit 3.33 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.21.	Bylaws of GTA North America, Inc.	Exhibit 3.34 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.22.	Certificate of Incorporation of Travel Industries, Inc. (f/k/a Trip Acquisition Corp.) and Certificate of Merger of Travel Industries, Inc. with and into Trip Acquisition Corp	Exhibit 3.73 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.23.	By-laws Travel Industries, Inc. (f/k/a Trip Acquisition Corp.)	Exhibit 3.74 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.24.	Certificate of Incorporation of OctopusTravel.com (USA) Limited	Exhibit 3.51 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.25.	Bylaws of OctopusTravel.com (USA) Limited	Exhibit 3.52 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3	.26.	Amended and Restated Certificate of Incorporation of Worldspan Technologies Inc.	Exhibit 3.26 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.27.	Bylaws of Worldspan Technologies Inc.	Exhibit 3.27 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.28.	Amended Certificate of Formation of Travelport Holdings, LLC (f/k/a WS Holdings LLC)	Exhibit 3.28 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.29.	Amended and Restated Limited Liability Company Agreement of Travelport Holdings, LLC (f/k/a WS Holdings LLC)	Exhibit 3.29 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.

Exhibit		Description	Incorporated by Reference To

3	.30.	Certificate of Formation of Worldspan LLC	Exhibit 3.30 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.31.	Limited Liability Company Operating Agreement of Worldspan LLC	Exhibit 3.31 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.32.	Ninth Amended and Restated Certificate of Limited Partnership of Travelport, LP	Exhibit 3.32 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.33.	Amended and Restated Agreement of Limited Partnership of Travelport, LP	Exhibit 3.33 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.34.	Certificate of Incorporation of WS Financing Corp.	Exhibit 3.3 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.35.	Bylaws of WS Financing Corp.	Exhibit 3.4 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.36.	Articles of Organization of Worldspan S.A. Holdings II, LLC	Exhibit 3.23 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.37.	Limited Liability Company Agreement of Worldspan S.A. Holdings II, LLC	Exhibit 3.24 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.38.	Certificate of Amendment to Certificate of Formation of Worldspan iJet Holdings, LLC	Exhibit 3.39 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.39.	Limited Liability Company Agreement of Worldspan iJet Holdings LLC	Exhibit 3.8 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.40.	Articles of Organization of Worldspan OpenTable Holdings, LLC	Exhibit 3.19 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.41.	Limited Liability Company Agreement of Worldspan OpenTable Holdings, LLC	Exhibit 3.20 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.42.	Articles of Organization of Worldspan XOL LLC	Exhibit 3.9 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003

Exhibit		Description	Incorporated by Reference To

3	.43.	Limited Liability Company Agreement of Worldspan XOL LLC	Exhibit 3.10 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.44.	Certificate of Amendment to Certificate of Formation of Worldspan Viator Holdings, LLC	Exhibit 3.44 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.45.	Limited Liability Company Agreement of Worldspan Viator Holdings, LLC	Exhibit 3.18 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.46.	Articles of Organization of Worldspan BBN Holdings, LLC	Exhibit 3.11 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.47.	Limited Liability Company Agreement of Worldspan BBN Holdings, LLC	Exhibit 3.12 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.48.	Articles of Organization of Worldspan South American Holdings LLC	Exhibit 3.21 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.49.	Limited Liability Company Agreement of Worldspan South American Holdings LLC	Exhibit 3.22 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.50.	Certificate of Amendment to Certificate of Formation of Worldspan Digital Holdings, LLC	Exhibit 3.50 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.51.	Limited Liability Company Agreement of Worldspan Digital Holdings, LLC	Exhibit 3.14 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3	.52.	Certificate of Amendment to Certificate of Formation of Worldspan StoreMaker Holdings, LLC	Exhibit 3.52 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3	.53.	Limited Liability Company Agreement of Worldspan StoreMaker Holdings, LLC	Exhibit 3.16 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
4.1		Indenture dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.) and the Bank of Nova Scotia Trust Company of New York relating to the Senior Notes.	Exhibit 4.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.2		Indenture dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.) and the Bank of Nova Scotia Trust Company of New York relating to the Senior Subordinated Notes.	Exhibit 4.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007

Exhibit	Description	Incorporated by Reference To

4.3	Supplemental Indenture No. 1 (with respect to the Senior Notes) dated January 11, 2007 between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.5 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.4	Supplemental Indenture No. 1 (with respect to the Senior Subordinated Notes) dated January 11, 2007 between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.6 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.5	Supplemental Indenture No. 2 (with respect to the Senior Notes) dated March 13, 2007 among Travelport LLC (f/k/a TDS Investor Corporation), TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.7 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.6	Supplemental Indenture No. 2 (with respect to the Senior Subordinated Notes) dated March 13, 2007 among Travelport LLC (f/k/a TDS Investor Corporation), TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.8 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.7	Indenture, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, by and among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York, as trustee.	Exhibit 4.1 to the Current Report on Form 8-K of Travelport Limited, filed on August 18, 2010
4.8	Registration Rights Agreement, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC, as the representative of the initial purchasers.	Exhibit 4.2 to the Current Report on Form 8-K of Travelport Limited, filed on August 18, 2010
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP	Exhibit 5.1 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
5.2	Opinion of Conyers Dill & Pearman Limited	Filed herewith.
5.3	Opinion of Hassans International Law Firm	Filed herewith.
5.4	Opinion of Arendt & Medernach	Filed herewith.
5.5	Opinion of Margaret Cassidy, Vice President and Assistant Secretary of Travelport Inc.	Exhibit 5.5 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
10.1	Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC and other lenders party thereto.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on May 30, 2007 (dated May 23, 2007)

Exhibit		Description	Incorporated by Reference To

10.2		Amendment No. 1, dated as of June 19, 2009, to the Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007, among Travelport LLC, Travelport Limited, UBS AG, Stamford Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, the lenders party thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, and the other parties thereto.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on June 19, 2009
10.3		Amendment No. 2, dated as of November 25, 2009, to the Second Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, and as further amended from time to time, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC and other Lenders party thereto.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on December 1, 2009
10.4		Separation Agreement, dated as of July 25, 2007, by and between Travelport Limited and Orbitz Worldwide, Inc.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)
10.5		First Amendment to the Separation Agreement, dated as of May 5, 2008, between Travelport Limited and Orbitz Worldwide, Inc.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on May 7, 2008
10.6		Second Amendment to the Separation Agreement, dated as of January 23, 2009, between Travelport Limited and Orbitz Worldwide, Inc.	Exhibit 10.34 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009
10.7		Transition Services Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.	Exhibit 10.2 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)
10.8		Tax Sharing Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.	Exhibit 10.3 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)
10	.9*	Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C. and Galileo Nederland B.V.	Exhibit 10.4 to the Current Report on Form 8-K/A filed by Travelport Limited on February 27, 2008 (dated July 23, 2007)
10	.10*	First Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.36 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009
10.11		Second Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.37 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009
10	.12*	Third Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.38 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009

Exhibit		Description	Incorporated by Reference To

10.13		Fourth Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by Travelport Limited on November 13, 2009
10.14		Fifth Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.32 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10	.15*	Sixth Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 6, 2010
10.16		Seventh Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 6, 2010
10	.17*	Amendment 6 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.31 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008
10	.18*	Amendment 7 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.32 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008
10.19		Amendment 8 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.33 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008
10	.20*	Amendment 9 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.34 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008
10	.21*	Amendment 11 to the Worldspan Asset Management Offering Agreement, dated as of March 31, 2010, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 6, 2010
10.22		Security Agreement dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited. Certain Subsidiaries of Holdings Identified Herein and UBS AG, Stamford Branch.	Exhibit 10.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
10.23		Transition Services Agreement among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 27, 2006.	Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006

Exhibit	Description	Incorporated by Reference To

10.24	Tax Sharing Agreement among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 28, 2006.	Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006
10.25	Travelport Americas, LLC Officer Deferred Compensation Plan.	Exhibit 10.20 to the Annual Report on Form 10-K of Travelport Limited filed on March 12, 2009
10.26	First Amendment to Travelport Americas, LLC Officer Deferred Compensation Plan.	Exhibit 10.15 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.27	Form of TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership.	Exhibit 10.28 to the Annual Report on Form 10-K filed by Travelport Limited on March 11, 2008
10.28	Amendment No. 7, dated as of February 9, 2010, to the TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership, dated as of December 19, 2007.	Exhibit 10.17 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.29	Form of TDS Investor (Cayman) L.P. Fourth Amended and Restated 2006 Interest Plan	Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009
10.30	Form of 2009 LTIP Equity Award Agreement (Restricted Equity Units) — U.S. Senior Leadership Team.	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009
10.31	Form of 2009 LTIP Equity Award Agreement (Restricted Equity Units) for Gordon Wilson.	Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009
10.32	Service Agreement dated as of March 30, 2007, between Gordon Wilson and Galileo International Limited (n/k/a Travelport International Limited).	Exhibit 10.13 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
10.33	Service Agreement between Travelport Holdings (Jersey) Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.37 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.34	Service Agreement between Travelport International Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.38 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.35	Amended and Restated Employment Agreement of Jeff Clarke, dated as of August 3, 2009.	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 6, 2009
10.36	Amended and Restated Employment Agreement of Eric J. Bock, dated as of August 3, 2009.	Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 6, 2009
10.37	Amended and Restated Employment Agreement of Kenneth Esterow, dated as of August 3, 2009.	Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 6, 2009
10.38	Contract of Employment, dated as of October 1, 2009, among Philip Emery, Travelport International Limited and TDS Investor (Cayman) L.P.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on October 7, 2009
10.39	Form of Indemnification Agreement between Travelport Limited and its Directors and Officers.	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 14, 2008
10.40	Employment Agreement between Travelport Holdings (Jersey) Limited and Jeff Clarke, dated February 4, 2010.	Exhibit 10.35 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010

Exhibit	Description	Incorporated by Reference To

10.41	Letter of Appointment between Travelport Holdings (Jersey) Limited and Jeff Clarke, dated February 4, 2010.	Exhibit 10.36 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.42	Service Agreement between Travelport Holdings (Jersey) Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.37 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.43	Service Agreement between Travelport International Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.38 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010.
10.44	Letter of Appointment between Travelport Holdings (Jersey) Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.39 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.45	Employment Agreement between Travelport Limited and Kenneth Esterow, dated February 4, 2010.	Exhibit 10.40 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.46	Employment Agreement between Travelport Holdings (Jersey) Limited and Eric J. Bock, dated February 4, 2010.	Exhibit 10.41 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.47	Contract of Employment between Travelport Holdings (Jersey) Limited and Philip Emery, dated March 17, 2010.	Exhibit 10.42 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.48	Contract of Employment between Travelport International Ltd. and Philip Emery, dated March 17, 2010.	Exhibit 10.43 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.49	Letter of Appointment between Travelport Holdings (Jersey) Limited and Philip Emery, dated March 17, 2010.	Exhibit 10.44 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
12.1	Computation of Earnings to Fixed Charges	Filed herewith
21.1	List of Subsidiaries	Exhibit 21 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)	Exhibit 23.1 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
23.2	Opinion of Conyers Dill & Pearman Limited (included in	Filed herewith.
Exhibit 5.2)
23.3	Consent of Hassans International Law Firm (included in	Filed herewith.
Exhibit 5.3)
23.4	Opinion of Arendt & Medernach (included in Exhibit 5.4)	Filed herewith.
23.5	Opinion of Margaret Cassidy, Vice President and	Exhibit 23.5 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
Assistant Secretary of Travelport Inc. (included in
Exhibit 5.5)
23.6	Consent of Deloitte LLP	Exhibit 23.6 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
23.7	Consent of Deloitte & Touche LLP	Exhibit 23.7 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.

Exhibit	Description	Incorporated by Reference To

25.1	Form T-1	Exhibit 25.1 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.1	Financial Statements and Supplementary Date of Orbitz Worldwide, Inc.	Exhibit 99.1 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.2	Form of Letter of Transmittal	Exhibit 99.2 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Exhibit 99.3 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.4	Form of Letter to Clients	Exhibit 99.4 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.

*	Confidential portions of these exhibits were redacted and filed separately with the Securities and Exchange Commission pursuant to requests for confidential treatment.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

10) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT LLC*

By:	/s/ Rochelle Boas
Name:     Rochelle Boas

Title:	Authorized Person

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

** By: TDS Investor (Luxembourg) S.à.r.l, as Sole Member Name: John Sutherland	Manager	November 8, 2010

*	Travelport LLC is a single member limited liability company managed by its sole member, TDS Investor (Luxembourg) S.à.r.l., and does not have any officers. A separate signature page for TDS Investor (Luxembourg) S.à.r.l. is included elsewhere in this Registration Statement.

**	/s/ Rochelle J. Boas
Rochelle J. Boas
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT INC.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. BoasAttorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT LIMITED

By:	/s/ Eric Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Paul C. Schorr IV	Director	November 8, 2010

* Martin Brand	Director	November 8, 2010

* M. Gregory O’Hara	Director	November 8, 2010

* William Griffith	Director	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010

WALTONVILLE LIMITED

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Director

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director	November 8, 2010

/s/ Rochelle J. Boas Rochelle J. Boas	Director	November 8, 2010

* Simon Gray	Director	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on November 8, 2010.

TDS INVESTOR (LUXEMBOURG) S.À.R.L.

By:	/s/ John Sutherland
Name:     John Sutherland

Title:	Manager

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tony Whiteman	Manager	November 8, 2010

* John Sutherland	Manager	November 8, 2010

* Simon Gray	Manager	November 8, 2010

/s/ Rochelle J. Boas Rochelle J. Boas	Manager	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT HOLDINGS, INC.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

OWW2, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Manager	November 8, 2010

* Jeff Clarke	Manager and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT INTERNATIONAL SERVICES, INC.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

GALILEO TECHNOLOGIES LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Manager	November 8, 2010

* Jeff Clarke	Manager and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT OPERATIONS, INC.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

GTA NORTH AMERICA, INC.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVEL INDUSTRIES, INC.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

OCTOPUS TRAVEL.COM (USA) LIMITED

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN TECHNOLOGIES INC.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT HOLDINGS, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Worldspan Technologies, Inc., as Sole Member Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN LLC*

By:	Worldspan Technologies, Inc.,
as Sole Member

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Worldspan Technologies, Inc., as Sole Member Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

*	Worldspan LLC is a single member limited liability company managed by its sole member, Worldspan Technologies, Inc., and does not have any officers. A separate signature page for Worldspan Technologies, Inc. is included elsewhere in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

TRAVELPORT LP*

By:	Travelport Holdings, LLC,
as General Partner

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC as General Partner Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

*	Travelport, LP is a limited partnership managed by its general partner, Travelport Holdings, LLC, and does not have any officers. A separate signature page for Travelport Holdings, LLC is included elsewhere in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WS FINANCING CORP.

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Bock Eric J. Bock	Director	November 8, 2010

* Jeff Clarke	Director and Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN S.A. HOLDINGS II, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN IJET HOLDINGS, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN OPEN TABLE HOLDINGS, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN XOL LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN VIATOR HOLDINGS, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN BBN HOLDINGS, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN SOUTH AMERICAN HOLDINGS LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief
Administrative Officer and
General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN DIGITAL HOLDINGS, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief
Administrative Officer and
General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2010.

WORLDSPAN STOREMAKER HOLDINGS, LLC

By:	/s/ Eric J. Bock
Name:     Eric J. Bock

Title:	Executive Vice President, Chief Administrative Officer and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rochelle J. Boas By: Travelport Holdings, LLC, as General Partner of the Sole Member, Travelport, LP Name: Rochelle J. Boas	Senior Vice President and Secretary	November 8, 2010

* Jeff Clarke	Principal Executive Officer	November 8, 2010

* Philip Emery	Principal Financial Officer	November 8, 2010

* Simon Gray	Principal Accounting Officer	November 8, 2010

* /s/ Rochelle J. Boas Rochelle J. Boas Attorney-in-fact

EXHIBITS

Exhibit	Description	Incorporated by Reference To

1.1	Purchase Agreement, relating to the sale of the 9% Senior Notes due 2016, dated as of August 12, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as the representatives of the initial purchasers.	Exhibit 1.1 to the Current Report on Form 8-K of Travelport Limited, filed on August 18, 2010.
2.1	Purchase Agreement by and among Cendant Corporation, Travelport Americas, Inc. (f/k/a Travelport Inc.), and Travelport LLC (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC), dated as of June 30, 2006.	Exhibit 2.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
2.2	Amendment to the Purchase Agreement among Cendant Corporation, Travelport Americas, Inc., (f/k/a Travelport Inc.) (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC) and Travelport Limited (f/k/a TDS Investor (Bermuda), Ltd.), dated as of August 23, 2006, to the Purchase Agreement dated as of June 30, 2006.	Exhibit 2.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
2.3	Agreement and Plan of Merger by and among Travelport LLC (f/k/a Travelport Inc.) Warpspeed Sub Inc., Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., Ontario Teachers Pension Plan Board and Blackstone Management Partners V, L.P., dated as of December 7, 2006.	Exhibit 2.3 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
2.4	Separation and Distribution Agreement by and among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 27, 2006.	Exhibit 2.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006
3.1	Certificate of Formation of Travelport LLC (f/k/a Travelport Inc.)	Exhibit 3.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.2	Amended and Restated Limited Liability Company Agreement of Travelport LLC (f/k/a Travelport Inc.)	Exhibit 3.2 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.3	Certificate of Incorporation of Travelport Inc. (f/k/a B2B Newco, Inc.)	Exhibit 3.69 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.4	By-laws of Travelport Inc. (f/k/a B2B Newco, Inc.)	Exhibit 3.70 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.5	Certificate of Incorporation of Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.)	Exhibit 3.3 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.6	Memorandum of Association and By-laws of Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.)	Exhibit 3.4 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.7	Certificate of Incorporation of Waltonville Limited	Exhibit 3.7 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.

Exhibit	Description	Incorporated by Reference To

3.8	Memorandum and Articles of Association of Waltonville Limited	Exhibit 3.8 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.9	Articles of Incorporation of TDS Investor (Luxembourg) S.à.r.l.	Exhibit 3.5 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.10	Certificate of Incorporation of Travelport Holdings, Inc.	Exhibit 3.83 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.11	By-laws of Travelport Holdings, Inc.	Exhibit 3.84 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.12	Certificate of Formation of OWW2, LLC	Exhibit 3.12 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.13	Limited Liability Company Operating Agreement of OWW2, LLC	Exhibit 3.13 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.14	Amended Certificate of Incorporation of Travelport International Services, Inc. (f/k/a Galileo International Services, Inc.)	Exhibit 3.14 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.15	By-laws of Travelport International Services, Inc. (f/k/a Galileo International Services, Inc.)	Exhibit 3.15 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.16	Certificate of Formation of Galileo Technologies LLC	Exhibit 3.31 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.17	Limited Liability Company Agreement of Galileo Technologies, LLC	Exhibit 3.32 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.18	Certificate of Incorporation of Travelport Operations, Inc. (f/k/a TDS Operations, Inc.)	Exhibit 3.81 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.19	By-laws of Travelport Operations, Inc. (f/k/a TDS Operations, Inc.)	Exhibit 3.82 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.20	Certificate of Incorporation of GTA North America, Inc.	Exhibit 3.33 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.21	Bylaws of GTA North America, Inc.	Exhibit 3.34 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007

Exhibit	Description	Incorporated by Reference To

3.22	Certificate of Incorporation of Travel Industries, Inc. (f/k/a Trip Acquisition Corp.) and Certificate of Merger of Travel Industries, Inc. with and into Trip Acquisition Corp	Exhibit 3.73 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.23	By-laws Travel Industries, Inc. (f/k/a Trip Acquisition Corp.)	Exhibit 3.74 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.24	Certificate of Incorporation of OctopusTravel.com (USA) Limited	Exhibit 3.51 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.25	Bylaws of OctopusTravel.com (USA) Limited	Exhibit 3.52 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
3.26	Amended and Restated Certificate of Incorporation of Worldspan Technologies Inc.	Exhibit 3.26 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.27	Bylaws of Worldspan Technologies Inc.	Exhibit 3.27 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.28	Amended Certificate of Formation of Travelport Holdings, LLC (f/k/a WS Holdings LLC)	Exhibit 3.28 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.29	Amended and Restated Limited Liability Company Agreement of Travelport Holdings, LLC (f/k/a WS Holdings LLC)	Exhibit 3.29 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.30	Certificate of Formation of Worldspan LLC	Exhibit 3.30 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.31	Limited Liability Company Operating Agreement of Worldspan LLC	Exhibit 3.31 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.32	Ninth Amended and Restated Certificate of Limited Partnership of Travelport, LP	Exhibit 3.32 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.33	Amended and Restated Agreement of Limited Partnership of Travelport, LP	Exhibit 3.33 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.34	Certificate of Incorporation of WS Financing Corp.	Exhibit 3.3 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.35	Bylaws of WS Financing Corp.	Exhibit 3.4 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003

Exhibit	Description	Incorporated by Reference To

3.36	Articles of Organization of Worldspan S.A. Holdings II, LLC	Exhibit 3.23 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.37	Limited Liability Company Agreement of Worldspan S.A. Holdings II, LLC	Exhibit 3.24 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.38	Certificate of Amendment to Certificate of Formation of Worldspan iJet Holdings, LLC	Exhibit 3.38 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.39	Limited Liability Company Agreement of Worldspan iJet Holdings LLC	Exhibit 3.8 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.40	Articles of Organization of Worldspan OpenTable Holdings, LLC	Exhibit 3.19 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.41	Limited Liability Company Agreement of Worldspan OpenTable Holdings, LLC	Exhibit 3.20 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.42	Articles of Organization of Worldspan XOL LLC	Exhibit 3.9 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.43	Limited Liability Company Agreement of Worldspan XOL LLC	Exhibit 3.10 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.44	Certificate of Amendment to Certificate Formation of Worldspan Viator Holdings, LLC	Exhibit 3.44 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.45	Limited Liability Company Agreement of Worldspan Viator Holdings, LLC	Exhibit 3.18 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.46	Articles of Organization of Worldspan BBN Holdings, LLC	Exhibit 3.11 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.47	Limited Liability Company Agreement of Worldspan BBN Holdings, LLC	Exhibit 3.12 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.48	Articles of Organization of Worldspan South American Holdings LLC	Exhibit 3.21 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.49	Limited Liability Company Agreement of Worldspan South American Holdings LLC	Exhibit 3.22 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003

Exhibit	Description	Incorporated by Reference To

3.50	Certificate of Amendment to Certificate Formation of Worldspan Digital Holdings, LLC	Exhibit 3.50 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.51	Limited Liability Company Agreement of Worldspan Digital Holdings, LLC	Exhibit 3.14 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
3.52	Certificate of Amendment to Certificate of Formation of Worldspan StoreMaker Holdings, LLC	Exhibit 3.52 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
3.53	Limited Liability Company Agreement of Worldspan StoreMaker Holdings, LLC	Exhibit 3.16 to the Registration Statement on Form S-4 of Worldspan L.P. and WS Financing Corp. (333-109064) filed on September 24, 2003
4.1	Indenture dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.) and the Bank of Nova Scotia Trust Company of New York relating to the Senior Notes.	Exhibit 4.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.2	Indenture dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.) and the Bank of Nova Scotia Trust Company of New York relating to the Senior Subordinated Notes.	Exhibit 4.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.3	Supplemental Indenture No. 1 (with respect to the Senior Notes) dated January 11, 2007 between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.5 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.4	Supplemental Indenture No. 1 (with respect to the Senior Subordinated Notes) dated January 11, 2007 between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.6 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.5	Supplemental Indenture No. 2 (with respect to the Senior Notes) dated March 13, 2007 among Travelport LLC (f/k/a TDS Investor Corporation), TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.7 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.6	Supplemental Indenture No. 2 (with respect to the Senior Subordinated Notes) dated March 13, 2007 among Travelport LLC (f/k/a TDS Investor Corporation), TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York.	Exhibit 4.8 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
4.7	Indenture, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, by and among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York, as trustee.	Exhibit 4.1 to the Current Report on Form 8-K of Travelport Limited, filed on August 18, 2010
4.8	Registration Rights Agreement, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC, as the representative of the initial purchasers.	Exhibit 4.2 to the Current Report on Form 8-K of Travelport Limited, filed on August 18, 2010

Exhibit		Description	Incorporated by Reference To

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.	Exhibit 5.1 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
5.2		Opinion of Conyers Dill & Pearman Limited	Filed herewith.
5.3		Opinion of Hassans International Law Firm	Filed herewith.
5.4		Opinion of Arendt & Medernach	Filed herewith.
5.5		Opinion of Margaret Cassidy, Vice President and Assistant Secretary of Travelport Inc.	Exhibit 5.5 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
10.1		Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC and other lenders party thereto.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on May 30, 2007 (dated May 23, 2007)
10.2		Amendment No. 1, dated as of June 19, 2009, to the Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007, among Travelport LLC, Travelport Limited, UBS AG, Stamford Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, the lenders party thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, and the other parties thereto.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on June 19, 2009
10.3		Amendment No. 2, dated as of November 25, 2009, to the Second Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, and as further amended from time to time, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC and other Lenders party thereto.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on December 1, 2009
10.4		Separation Agreement, dated as of July 25, 2007, by and between Travelport Limited and Orbitz Worldwide, Inc.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)
10.5		First Amendment to the Separation Agreement, dated as of May 5, 2008, between Travelport Limited and Orbitz Worldwide, Inc.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on May 7, 2008
10.6		Second Amendment to the Separation Agreement, dated as of January 23, 2009, between Travelport Limited and Orbitz Worldwide, Inc.	Exhibit 10.34 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009
10.7		Transition Services Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.	Exhibit 10.2 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)
10.8		Tax Sharing Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.	Exhibit 10.3 to the Current Report on Form 8-K filed by Travelport Limited on July 27, 2007 (dated July 23, 2007)
10	.9*	Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C. and Galileo Nederland B.V.	Exhibit 10.4 to the Current Report on Form 8-K/A filed by Travelport Limited on February 27, 2008 (dated July 23, 2007)

Exhibit		Description	Incorporated by Reference To

10	.10*	First Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.36 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009
10.11		Second Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.37 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009
10	.12*	Third Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. (n/k/a Travelport International, L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.38 to the Annual Report on Form 10-K filed by Travelport Limited on March 12, 2009
10.13		Fourth Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by Travelport Limited on November 13, 2009
10.14		Fifth Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.32 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10	.15*	Sixth Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 6, 2010
10.16		Seventh Amendment to Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International L.L.C. (n/k/a Travelport International L.L.C.) and Galileo Nederland B.V. (n/k/a Travelport Global Distribution System B.V.)	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 6, 2010
10	.17*	Amendment 6 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.31 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008
10	.18*	Amendment 7 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.32 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008
10.19		Amendment 8 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.33 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008
10	.20*	Amendment 9 to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.34 to the Annual Report on Form 10-K filed by Travelport Limited on May 11, 2008

Exhibit		Description	Incorporated by Reference To

10	.21*	Amendment 11 to the Worldspan Asset Management Offering Agreement, dated as of March 31, 2010, as amended, among Worldspan, L.P., Travelport Inc., Galileo International LLC, International Business Machines Corporation and IBM Credit LLC.	Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 6, 2010
10.22		Security Agreement dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited. Certain Subsidiaries of Holdings Identified Herein and UBS AG, Stamford Branch.	Exhibit 10.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
10.23		Transition Services Agreement among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 27, 2006.	Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006
10.24		Tax Sharing Agreement among Cendant Corporation (n/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 28, 2006.	Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006
10.25		Travelport Americas, LLC Officer Deferred Compensation Plan.	Exhibit 10.20 to the Annual Report on Form 10-K of Travelport Limited filed on March 12, 2009
10.26		First Amendment to Travelport Americas, LLC Officer Deferred Compensation Plan.	Exhibit 10.15 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.27		Form of TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership.	Exhibit 10.28 to the Annual Report on Form 10-K filed by Travelport Limited on March 11, 2008
10.28		Amendment No. 7, dated as of February 9, 2010, to the TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership, dated as of December 19, 2007.	Exhibit 10.17 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.29		Form of TDS Investor (Cayman) L.P. Fourth Amended and Restated 2006 Interest Plan.	Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009
10.30		Form of 2009 LTIP Equity Award Agreement (Restricted Equity Units) — U.S. Senior Leadership Team.	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009
10.31		Form of 2009 LTIP Equity Award Agreement (Restricted Equity Units) for Gordon Wilson.	Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on May 12, 2009
10.32		Service Agreement dated as of March 30, 2007, between Gordon Wilson and Galileo International Limited (n/k/a Travelport International Limited).	Exhibit 10.13 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007
10.33		Service Agreement between Travelport Holdings (Jersey) Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.37 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.34		Service Agreement between Travelport International Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.38 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.35		Amended and Restated Employment Agreement of Jeff Clarke, dated as of August 3, 2009.	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 6, 2009

Exhibit	Description	Incorporated by Reference To

10.36	Amended and Restated Employment Agreement of Eric J. Bock, dated as of August 3, 2009.	Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 6, 2009
10.37	Amended and Restated Employment Agreement of Kenneth Esterow, dated as of August 3, 2009.	Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 6, 2009
10.38	Contract of Employment, dated as of October 1, 2009, among Philip Emery, Travelport International Limited and TDS Investor (Cayman) L.P.	Exhibit 10.1 to the Current Report on Form 8-K filed by Travelport Limited on October 7, 2009
10.39	Form of Indemnification Agreement between Travelport Limited and its Directors and Officers.	Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Travelport Limited on August 14, 2008
10.40	Employment Agreement between Travelport Holdings (Jersey) Limited and Jeff Clarke, dated February 4, 2010.	Exhibit 10.35 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.41	Letter of Appointment between Travelport Holdings (Jersey) Limited and Jeff Clarke, dated February 4, 2010.	Exhibit 10.36 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.42	Service Agreement between Travelport Holdings (Jersey) Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.37 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.43	Service Agreement between Travelport International Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.38 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.44	Letter of Appointment between Travelport Holdings (Jersey) Limited and Gordon Wilson, dated March 15, 2010.	Exhibit 10.39 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.45	Employment Agreement between Travelport Limited and Kenneth Esterow, dated February 4, 2010.	Exhibit 10.40 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.46	Employment Agreement between Travelport Holdings (Jersey) Limited and Eric J. Bock, dated February 4, 2010.	Exhibit 10.41 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.47	Contract of Employment between Travelport Holdings (Jersey) Limited and Philip Emery, dated March 17, 2010.	Exhibit 10.42 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.48	Contract of Employment between Travelport International Ltd. and Philip Emery, dated March 17, 2010.	Exhibit 10.43 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
10.49	Letter of Appointment between Travelport Holdings (Jersey) Limited and Philip Emery, dated March 17, 2010.	Exhibit 10.44 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
12.1	Computation of Earnings to Fixed Charges	Filed herewith
21.1	List of Subsidiaries	Exhibit 21 to the Annual Report on Form 10-K filed by Travelport Limited on March 17, 2010
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)	Exhibit 23.1 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
23.2	Opinion of Conyers Dill & Pearman Limited (included in Exhibit 5.2)	Filed herewith.
23.3	Consent of Hassans International Law Firm (included in Exhibit 5.3)	Filed herewith.

Exhibit	Description	Incorporated by Reference To

23.4	Opinion of Arendt & Medernach (included in Exhibit 5.4)	Filed herewith.
23.5	Opinion of Margaret Cassidy, Vice President and Assistant Secretary of Travelport Inc. (included in Exhibit 5.5)	Exhibit 23.5 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
23.6	Consent of Deloitte LLP	Exhibit 23.6 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
23.7	Consent of Deloitte & Touche LLP	Exhibit 23.7 to the Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 (333-169741) filed on October 29, 2010.
25.1	Form T-1	Exhibit 25.1 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.1	Financial Statements and Supplementary Data of Orbitz Worldwide, Inc.	Exhibit 99.1 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.2	Form of Letter of Transmittal	Exhibit 99.2 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Exhibit 99.3 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.
99.4	Form of Letter to Clients	Exhibit 99.4 to the Registration Statement on Form S-4 of Travelport Limited (333-169741) filed on October 4, 2010.

*	Confidential portions of these exhibits were redacted and filed separately with the Securities and Exchange Commission pursuant to requests for confidential treatment.